                  OPPENHEIMER TRINITY LARGE CAP GROWTH FUND
                                (the "Trust")

                                   BY-LAWS
                (Amended and Restated as of December 14, 2000)

                                  ARTICLE I

                                 SHAREHOLDERS

      Section 1.  Place of Meeting.  All meetings of the Shareholders (which
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terms as used herein shall, together with all other terms defined in the
Amended and Restated Declaration of Trust dated April 27, 1998, as amended from time to time, have the same meaning as in the Declaration of Trust)
shall be held at the principal office of the Trust or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meting.

      Section 2.  Shareholder Meetings.  Meetings of the Shareholders for any
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purpose or purposes may be called by the Chairman of the Board of Trustees, if any, or by the President or by the Board of Trustees and shall be called by the Secretary upon receipt of the request in writing signed by
Shareholders holding not less than one third in amount of the entire number of Shares issued and outstanding and entitled to vote thereat.  Such request shall state the purpose or purposes of the proposed meeting.  In addition, meetings of the Shareholders shall be called by the Board of Trustees upon receipt of the request in writing signed by Shareholders that hold in the aggregate not less than ten percent in amount of the entire number of Shares issued and outstanding and entitled to vote thereat, stating that the purpose of the proposed meeting is the removal of a Trustee.

      Section 3. Notice of Meetings of Shareholders. Written or printed
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notice of every meeting of Shareholders, stating the time and place thereof
(and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each Shareholder entitled to vote at such meeting by leaving the same with each Shareholder at the Shareholder's residence or usual place of business or by mailing it, postage prepaid and addressed to the Shareholder's address as it appears upon
the books of the Fund.   In lieu thereof, such notice also may be delivered
by such other means, for example electronic delivery, to the extent consistent with applicable laws.

      No notice of the time, place or purpose of any meeting of Shareholders need be given to any Shareholder who attends in person or by proxy or to any
Shareholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

      Section 4. Record Dates. The Board of Trustees may fix, in advance, a
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record date for the determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders and Shareholders entitled to receive any dividend payment or allotment of rights, as the case may be.  Only
Shareholders of record on such date and entitled to receive such dividends or rights shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

      Section 5.  Access to Shareholder List.  The Board of Trustees shall
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make available a list of the names and addresses of all shareholders as recorded on the books of the Trust, upon receipt of the request in writing signed by not less than ten Shareholders of the Trust (who have been such for at least six months) holding in the aggregate the lesser of (i) Shares valued at $25,000 or more at current offering price (as defined in the Trust's
Prospectus), or (ii) one percent in amount of the entire number of shares of the Trust issued and outstanding; such request must state that such
Shareholders wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting pursuant to Section 2 of
Article I of these By-Laws and accompanied by a form of communication to the
Shareholders.  The Board of Trustees may, in its discretion, satisfy its obligation under this Section 5 by either making available the Shareholder
List to such Shareholders at the principal offices of the Trust, or at the offices of the Trust's transfer agent, during regular business hours, or by mailing a copy of such Shareholders' proposed communication and form of request, at their expense, to all other Shareholders.

      Section 6.  Quorum, Adjournment of Meetings.  The presence in person or
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by proxy of the holders of record of more than 50% of the Shares of the stock of the Trust issued and outstanding and entitled to vote thereat, shall constitute a quorum at all meetings of the Shareholders.  If at any meeting of the Shareholders there shall be less than a quorum present, the
Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.  This Section 6 may be altered, amended or repealed only upon the affirmative vote of the holders of the majority of all the Shares of the Trust at the time outstanding and entitled to vote.

      If a quorum is present but sufficient votes in favor of one or more proposals have not been received, any of the persons named as proxies or attorneys-in-fact may propose and approve one or more adjournments of the meeting to permit further solicitation of proxies with respect to any proposal.  All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the meeting to be adjourned.  Prior to any such adjournment, any lawful business may be transacted.

      Section 7.  Adjournment of Meetings When Quorum Present.  If a quorum is
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present but  sufficient  votes in favor of one or more proposals have not been received,  any of the  persons  named  as  proxies  or  attorneys-in-fact  may propose and approve one or more  adjournments of the meeting to permit further solicitation  of proxies with respect to any proposal.  All such  adjournments will  require  the  affirmative  vote of a majority  of the shares  present in person or by proxy at the  session of the  meeting to be  adjourned.  Prior to any such adjournment, any lawful business may be transacted.

      Section 8. Voting and Inspectors. At all meetings of shareholders,
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every shareholder of record entitled to vote at such meeting shall be entitled to vote at such meeting either in person of by proxy. Proxies may be given by or on behalf of a Shareholder in writing or by electronic means, including by telephone, facsimile or via the Internet.

      All elections of Trustees shall be had by a plurality of the votes cast and all questions shall be decided by a majority of the votes cast, in each case at a duly constituted meeting, except as otherwise provided in the
Declaration of Trust or in these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the Declaration of
Trust or in these By-Laws.

      At any election of Trustees, the Board of Trustees prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten per cent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.  No candidate for the office of Trustee shall be appointed such Inspector.

      The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten per cent (10%) of the Shares entitled to vote on such election or matter.

      Section 9.  Conduct of Shareholders' Meetings.  The meetings of the
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Shareholders shall be presided over by the Chairman of the Board of Trustees, if any, or if he shall not be present, by the President, or if he shall not be present, by a Vice-President, or if none of them is present, by a chairman to be elected at the meeting.  The Secretary of the Trust, if present, shall act as Secretary of such meetings, or if he is not present, an Assistant
Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

      Section 10.  Concerning Validity of Proxies, Ballots, Etc.  At every
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meeting of the Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless inspectors of election shall have been appointed as provided in
Section 7, in which event such inspectors of election shall decide all such questions.

                                  ARTICLE II

                              BOARD OF TRUSTEES

      Section 1.  Number and Tenure of Office.  The business and property of
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the Trust shall be conducted and managed by a Board of Trustees consisting of the number of initial Trustees, which number may be increased or decreased as provided in Section 2 of this Article.  Each Trustee shall, except as otherwise provided herein, hold office until the meeting of Shareholders of the Trust next succeeding his election or until his successor is duly elected and qualifies.  Trustees need not be Shareholders.

      Section 2.  Increase or Decrease in Number of Trustees.  The Board of
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Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding fifteen, and may elect Trustees to fill the vacancies created by any such increase in the number of Trustees until the next annual meeting or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire
Board, may likewise decrease the number of Trustees to a number not less than three but the tenure of office of any Trustee shall not be affected by any such decrease.  Vacancies occurring other than by reason of any such increase shall be filled as provided for a Massachusetts business trust.  In the event that after the proxy material has been printed for a meeting of Shareholders at which Trustees are to be elected and any one or more nominees named in such proxy material dies or become incapacitated, the  authorized number of
Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine.

      Section 3.  Removal, Resignation and Retirement.  A Trustee at any time
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may be removed either with or without cause by resolution duly adopted by the affirmative votes of the holders of two-thirds of the outstanding Shares of the Trust, present in person or by proxy at any meeting of Shareholders at which such vote may be taken, provided that a quorum is present.  Any Trustee at any time may be removed for cause by resolution duly adopted at any meeting of the Board of Trustees provided that notice thereof is contained in the notice of such meeting and that such resolution is adopted by the vote of at least two thirds of the Trustees whose removal is not proposed.  As used herein, "for cause" shall mean any cause which under Massachusetts law would permit the removal of a Trustee of a business trust.

      Any Trustee may resign or retire as Trustee by written instrument signed by him and delivered to the other Trustees or to any officer of the
Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument and shall be effective as to the Trust and each Series of the Trust hereunder.
Notwithstanding the foregoing, any and all Trustees, other than an
Independent Trustee who was a Trustee (whether or not Independent) on the date of the adoption of the Trust's Retirement Plan for Non-Interested
Trustees or Directors, shall be subject to the provisions with respect to mandatory retirement set forth in the Retirement Plan, as the same may be amended from time to time.

      Section 4.  Place of Meeting.  The Trustees may hold their meetings,
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have one or more offices, and keep the books of the Trust outside
Massachusetts, at any office or offices of the Trust or at any other place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

      Section 5.  Regular Meetings.  Regular meetings of the Board of
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Trustees shall be held at such time and on such notice, if any, as the
Trustees may from time to time determine.  One such regular meeting during each fiscal year of the Trust shall be designated an annual meeting of the
Board of Trustees.

      Section 6.  Special Meetings.  Special meetings of the Board of
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Trustees may be held from time to time upon call of the Chairman of the Board of Trustees, if any, the President or two or more of the Trustees, by oral or telegraphic or written notice duly served on or sent or mailed to each
Trustee not less than one day before such meeting. No notice need be given to any Trustee who attends in person, or to any Trustee who in writing executed and filed with the records of the meeting either before or after the holding thereof waives such notice.  Such notice or waiver of notice need not state the purpose or purposes of such meeting.

      Section 7.  Quorum.  One-third of the Trustees then in office shall
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constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Trustees.  If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the Investment Company Act of 1940 (the
"1940 Act")), a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.  The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute, by the Declaration of Trust, by these By-Laws or by any contract or agreement to which the Trust is a party.

      Section 8.  Executive Committee.  The Board of Trustees may, by the
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affirmative vote of a majority of the entire Board, elect from the Trustees an Executive Committee to consist of such number of Trustees (not less than three) as the Board may from time to time determine.  The Board of Trustees by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Trustees.  When the Board of Trustees is not in session, the Executive
Committee shall have and may exercise any or all of the powers of the Board of Trustees in the management of the business and affairs of the Trust
(including the power to authorize the seal of the Trust to be affixed to all papers which may require it) except as provided by law or by any contract or agreement to which the Trust is a party and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint executive officers or to dissolve or change the permanent membership of the
Executive Committee, and the power to make or amend the By-Laws of the Trust.
The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Trustees, but in every case the presence of a majority shall be necessary to constitute a quorum.  In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

      Section 9.  Other Committees.  The Board of Trustees, by the
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affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of members (not less than two) and shall have and may exercise, to the extent permitted by law, such powers as the Board may determine in the resolution appointing them.  A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of
Trustees shall otherwise provide.  The Board of Trustees shall have power at any time to change the members and, to the extent permitted by law, powers of any such committee, to fill vacancies, and to discharge any such committee.

      Section 10.  Informal Action by and Telephone Meetings of Trustees and
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Committees.  Any action required or permitted to be taken at any meeting of
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the Board of Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the
Board, or of such committee, as the case may be.  Trustees or members of the
Board of Trustees may participate in a meeting by means of a conference telephone or similar communications equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

      Section 11.  Compensation of Trustees.  Trustees shall be entitled to
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receive such compensation from the Trust for their services as may from time to time be voted by the Board of Trustees.

      Section 12.  Dividends.  Dividends or distributions payable on the
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Shares of any Series may, but need not be, declared by specific resolution of the Board as to each dividend or distribution; in lieu of such specific resolutions, the Board may, by general resolution, determine the method of computation thereof, the method of determining the Shareholders of the Series to which they are payable and the methods of determining whether and to which
Shareholders they are to be paid in cash or in additional Shares.

                                 ARTICLE III

                                   OFFICERS

      Section 1.  Executive Officers.  The executive officers of the Trust
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may include a Chairman of the Board of Trustees, and shall include a
President, one or more Vice Presidents (the number thereof to be determined by the Board of Trustees), a Secretary and a Treasurer.  The Chairman of the
Board of Trustees, if any, shall be selected from among the Trustees.  The
Board of Trustees or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers, and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine.  The Board of Trustees may fill any vacancy which may occur in any office.  Any two offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

      Section 2.  Term of Office.  The term of office of all officers shall
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be  until their respective successors are chosen and qualify; however, any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Trustees.

      Section 3.  Powers and Duties.  The officers of the Trust shall have
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such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the
Board of Trustees or the Executive Committee.

                                  ARTICLE IV

                                    SHARES

      Section 1.  Certificates of Shares.  Each Shareholder of any Series of
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the Trust may be issued a certificate or certificates for his Shares of that
Series, in such form as the Board of Trustees may from time to time prescribe, but only if and to the extent and on the conditions described by the Board.

      Section 2.  Transfer of Shares.  Shares of any Series shall be
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transferable on the books of the Trust by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares of that
Series, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Trust or its agent may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of
Trustees.

      Section 3.  Share Ledgers.  The share ledgers of the Trust, containing
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the name and address of the Shareholders of each Series and the number of shares of that Series, held by them respectively, shall be kept at the principal offices of the Trust or, if the Trust employs a transfer agent, at the offices of the transfer agent of the Trust.

      Section 4.  Lost, Stolen or Destroyed Certificates.  The Board of
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Trustees may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Trust and the transfer agent, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                  ARTICLE V

                                     SEAL

      The Board of Trustees shall provide a suitable seal of the Trust, in such form and bearing such inscriptions as it may determine.

                                  ARTICLE VI

                                 FISCAL YEAR

      The fiscal year of the Trust shall be fixed by the Board of Trustees.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS

      The By-Laws of the Trust may be altered, amended, added to or repealed by the Shareholders or by majority vote of the entire Board of Trustees, but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Trustees may be altered or repealed by the Shareholders.

775_ByLaws_Am&R_121400.doc